EXHIBIT 10.77

SECOND AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”) is made and entered into this 12th day of December, 2012 (the “Effective Date”), by and between Mitchell W. Pratt (“Employee”) and Clean Energy Fuels Corp., a Delaware corporation (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties previously entered into an amended and restated employment agreement effective as of December 31, 2008 (the “Agreement”), which was previously amended on February 17, 2012 (collectively, the “Employment Agreement”); and

WHEREAS, the Parties desire to further amend the terms and conditions of the Employment Agreement pursuant to this Amendment to reflect certain changes necessary to comply with applicable law.

NOW, THEREFORE, in consideration of the mutual promises herein made, the sufficiency of which are expressly acknowledged, the Parties hereby agree that the Employment Agreement shall be further amended as follows, effective as of the Effective Date:

1.              By replacing the phrase “during the first 75 days of the fiscal year” where it appears in Section 4(b), and the phrase “on or before the 75th day” where it appears in Section 5(a)(3), with the phrase “no later than March 15th”.

2.              By replacing the penultimate sentence of Section 5(d), and the final sentence of both Section 5(e)(ii) and Section 5(f)(i), with the following sentence:

“The cash Severance Benefits shall be paid to Employee as described in Section 5(j).”

3.              By inserting the following sentence at the end of Section 5(f)(ii):

“Notwithstanding anything in this Agreement to the contrary, to the extent that any of the payments or benefits provided under this Agreement are reduced in accordance with the provisions of this Section 5(f)(ii), payments and benefits that do not constitute nonqualified deferred compensation within the meaning of Code Section 409A shall be reduced first, and any reduction shall be made in a manner consistent with the requirements of Code Section 409A.”

4.              By inserting the following sentence at the end of Section 5(j):

“If the Release is executed and delivered and no longer subject to revocation as provided herein, then any cash severance benefits shall be paid on the 90th day following the termination of Employee’s employment (other than the Pro-Rated Incentive Compensation, which shall be paid as specified in Section 5(a)), except to the extent that such payments are further delayed pursuant to the application of Section 5(h).”

5.              By inserting the following as a new Section 7(q):

“q.         Code Section 409A.

i.                                          General.  It is the intent of Employer and Employee that the payments and benefits under this Agreement shall comply with or be exempt from Code Section 409A, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with or exempt from Code Section 409A.  In no event whatsoever shall Employer be liable for any additional tax, interest or penalty that may be imposed on Employee pursuant to Code Section 409A or for any damages for failing to comply with Code Section 409A.  All references to Code Section 409A shall be interpreted to include Code Section 409A and all regulations and guidance promulgated thereunder.

ii.                                       Reimbursements and In-Kind Benefits. To the extent any reimbursements or in-kind benefits under this Agreement are subject to Code Section 409A, (A) all such expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Employee; (B) any right to such reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit; and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

iii.                                    Offsets.  Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that is subject to Code Section 409A be subject to offset, counterclaim, or recoupment by any other amount unless otherwise permitted by Code Section 409A.”

As amended hereby, the Employment Agreement shall be and remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment on and as of the date first set forth above.

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	President & CEO

EMPLOYEE

/s/ Mitchell W. Pratt
Mitchell W. Pratt